As filed with the Securities and Exchange Commission on November 26, 2008

Registration No. 333-02195

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

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GEHL COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin	39-0300430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

143 Water Street
West Bend, Wisconsin 53095
(Address, including zip code, of registrant’s principal executive offices)

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Gehl Savings Plan
(Full title of the plan)
William D. Gehl
Chairman of the Board and Chief Executive Officer
143 Water Street
West Bend, Wisconsin 53095
(262) 334-9461
(Name, address, and telephone number, including area code, of agent for service)
with a copy to:
Jay O. Rothman
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306
(414) 271-2400

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Termination of Registration

        Registration Statement No. 333-02195 on Form S-8 (the “Registration Statement”) covered shares of common stock, par value $0.10 per share of Gehl Company, a Wisconsin corporation (the “Company”), issuable by the Company pursuant to the Gehl Savings Plan. The Registration Statement also covered an indeterminate amount of interests offered or sold pursuant to the Gehl Savings Plan.

        On October 27, 2008, Tenedor Corporation (“Tenedor”), a Wisconsin corporation and a direct wholly-owned subsidiary of Manitou BF S.A., a French limited company (Société Anonyme) (“Parent”), merged with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of September 7, 2008, among Parent, Tenedor and the Company, with the Company surviving the Merger as a direct wholly-owned subsidiary of Parent.

        As a result of the Merger, the Company has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with undertakings made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of common stock registered but not sold under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-02195 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on November 26, 2008.

GEHL COMPANY
By: /s/ William D. Gehl
William D. Gehl
Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the indicated capacities on November 26, 2008.

Signature	Title
/s/ William D. Gehl	Chairman of the Board, Chief Executive Officer and
William D. Gehl	Director (Principal Executive Officer)
/s/ Malcolm F. Moore	President and Chief Operating Officer (Principal
Malcolm F. Moore	Financial and Accounting Officer)
/s/ Marcel Claude Braud	Director
Marcel Claude Braud
/s/ Bruno Fille	Director
Bruno Fille
/s/ Dominique Himsworth	Director
Dominique Himsworth

        Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 24, 2008.

GEHL SAVINGS PLAN
By: Marshall & Ilsley Trust Company
By: /s/ William P. Grow
William P. Grow
Vice President